Exhibit 10.14
FIRST AMENDMENT TO LICENSE AGREEMENT
     This First Amendment to License Agreement is made this 4th day of October, 2006, by and between THE CHILDREN’S HOSPITAL OF PHILADELPHIA, successor in interest to UNIVERSITY CITY SCIENCE CENTER (“Licensor”) and CARESCIENCE, INC. (“Licensee”).
     Licensor and Licensee are parties to a License Agreement dated July 30, 2001 (“License Agreement”) pursuant to which Licensor licensed to Licensee 831 rentable square feet (the “Premises”) located on the second floor of Licensor’s building at 3550 Market Street, Philadelphia, Pennsylvania (“Building”). The License Agreement expires by its terms on October 5, 2006. Licensor has agreed to extend the term of the License Agreement on the terms and conditions set forth below.
     Now, therefore, intending to be legally bound hereby, Licensor and Licensee agree as follows:
     1. Term. Section 1 is hereby amended to provide that the term of the License Agreement is extended for two (2) months (“Extension Term”) and will expire absolutely at 11:59 pm on December 5, 2006 (“Final Expiration Date”), with no right of extension, holdover or renewal. Licensee acknowledges that Licensee has been advised that Licensor requires full possession of the Premises as of the Final Expiration Date and will suffer material financial and operational damages if Licensor cannot recover possession of the Premises by the Final Expiration Date.
     2. License Fee. Section 3 is hereby amended to provide that the monthly License Fee for the Extension Term shall be $5,000.00 per month.
     3. Expiration; Security. As a condition to the effectiveness of this Amendment, Licensee shall:
          (a) deliver to Licensor within five (5) days after the date hereof a signed lease or license agreement (the “Relocation Agreement”) for space into which Licensee intends to relocate, with a commencement date no later than the Final Expiration Date; and
          (b) at the time Licensee delivers a signed copy hereof to Licensor, pay to Licensor the sum of Seventy Five Thousand Dollars ($75,000.00) (“Security”), which Licensor shall hold in escrow, and shall return to Licensee, without interest, if, and only if, Licensee fully vacates the Premises and returns possession of the Premises to Licensor in the condition required by Section 12 (as modified below) no later than the Final Expiration Date. If Licensee fails to so vacate for any reason by the Final Expiration Date, the Security shall be irrevocably forfeited to Licensor in addition to any and all other rights, remedies and damages Licensor may have under the License Agreement and/or at law or in equity.

          (c) The Security required by subsection (b) shall automatically increase to $100,000 if Licensee fails to deliver the Relocation Agreement within the 5-day period specified in subsection (a).
          (d) Representatives of Licensor and Licensee shall walk through the Premises immediately after Licensee vacates the Premises to determine whether Licensee has fulfilled its obligations under Section 12 of the Lease (as modified above). If Licensor concludes that Licensee has vacated the Premises on a timely basis and fulfilled Licensor’s obligations under Section 12, Licensor shall return the Security to Licensee. If Licensor identifies any unfulfilled Licensee obligations during such walkthrough, Licensee shall have three (3) days to cure such failures, at which time Licensor shall re-visit the Premises. If Licensor then concludes that Licensee has cured all failures, Licensor shall return the Security to Licensee; if Licensor identifies unfulfilled obligations during such second walkthrough, the Security shall be deemed forfeited to Licensor.
     4. Condition of Premises. Notwithstanding anything to the contrary set forth in Section 12 of the License Agreement, Licensee shall surrender the Premises to Licensor with the existing structure, walls, doors, ceiling, HVAC systems, electrical systems, and power and telecom feeds in “as-is” condition, provided that Licensee shall remove all equipment attached to such feeds, and such feeds shall be left in safe condition by a licensed electrician in accordance with applicable law.
     5. CONFESSION OF JUDGMENT. In addition to, and not in lieu of any of the foregoing rights granted to Licensor, upon a default by Licensee hereunder:
WHEN THIS LICENSE OR LICENSEE’S RIGHT OF POSSESSION SHALL BE TERMINATED PURSUANT TO THIS LICENSE OR FOR ANY OTHER REASON, OR AS SOON AS THE TERM HEREOF SHALL HAVE EXPIRED, LICENSEE HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD AS ATTORNEY FOR LICENSEE AND ANY PERSONS CLAIMING THROUGH OR UNDER LICENSEE TO CONFESS JUDGMENT IN EJECTMENT AGAINST LICENSEE AND ALL PERSONS CLAIMING THROUGH OR UNDER LICENSEE FOR THE RECOVERY BY LICENSOR OF POSSESSION OF THE PREMISES, FOR WHICH THIS LICENSE SHALL BE SUFFICIENT WARRANT, WHEREUPON, IF LICENSOR SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDINGS WHATSOEVER, AND PROVIDED THAT IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED, CANCELED OR SUSPENDED AND POSSESSION OF THE PREMISES HEREBY DEMISED REMAIN IN OR BE RESTORED TO LICENSEE OR ANY PERSON CLAIMING THROUGH OR UNDER LICENSEE, LICENSOR SHALL HAVE THE RIGHT, UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON ANY SUBSEQUENT TERMINATION OR EXPIRATION OF THIS LICENSE OR ANY RENEWAL OR EXTENSION HEREOF, OR OF LICENSEE’S RIGHT OF POSSESSION, AS HEREINBEFORE SET FORTH, TO CONFESS JUDGMENT IN EJECTMENT AS HEREINBEFORE SET FORTH ONE OR MORE ADDITIONAL TIMES TO

     RECOVER POSSESSION OF THE PREMISES.
     6. Facsimile Signatures. Facsimile transmission of any signed original document, and retransmission of any signed facsimile transmission, shall be the same as transmission of an original. This Amendment may be executed in counterparts.
     7. Confirmation. As amended hereby, the Agreement is ratified and confirmed and shall remain in full force and effect.
     IN WITNESS WHEREOF, the duly authorized representatives of the parties herein have hereunto set their hands and seals, the day and year first above written.

CARESCIENCE, INC.		THE CHILDREN’S HOSPITAL OF PHILADELPHIA

By: Name:	/s/ Matthew Pullam Matthew Pullam	By: Name:	/s/ Stephen M. Altschuler Stephen M. Altschuler, M.D
Title:	CFO	Title:	President & CEO
10/4/06